UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14A
of the
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

     ☐     Preliminary Proxy Statement

     ☐     Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]

     ☑     Definitive Proxy Statement

     ☐     Definitive Additional Materials

     ☐     Soliciting Material Pursuant to Section 240.14a-12

Providence Resources, Inc.

(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

       ☑     No fee required.

     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4) Proposed maximum aggregate value of transaction:

              5) Total fee paid:

     ☐     Fee paid previously with preliminary materials.

       ☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:

          2) Form, Schedule or Registration No.:

          3) Filing Party:

          4) Date Filed:

Providence Resources, Inc.

5300 Bee Caves Road, Building 1, Suite 240

Austin, Texas 78746

(512) 970-2888

July 23, 2008

Dear Stockholder:

Providence Resources, Inc. cordially invites you to attend a Special Meeting of Stockholders to be held at 10:00 a.m., local time, on Friday the 29th of August, 2008, at our offices, 5300 Bee Caves Road, Building 1, Suite 240, Austin, Texas. Please find enclosed a notice of the meeting, a proxy statement describing the business to be transacted at the meeting, and a proxy form for use in voting at the meeting.

Business matters to be acted upon at the meeting are described in detail in the accompanying notice and proxy statement. During the meeting we will also report on our progress and provide an opportunity for questions of general interest to our stockholders.

Thank you.

Sincerely,

 /s/ Gilbert Burciaga

Gilbert Burciaga, Chief Executive Officer

i

PROVIDENCE RESOURCES, INC.

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

Notice is hereby given from Providence Resources, Inc. (the “Corporation”) that a Special Meeting of Stockholders (the “Special Meeting”) will be held at 10:00 a.m., local time, on Friday the 29th of August, 2008, at our offices, 5300 Bee Caves Road, Building 1, Suite 240, Austin, Texas.

The Corporation is holding the Special Meeting to seek stockholder approval for the Corporation’s 2008 Stock Option Plan (the “Plan”). Information regarding the Plan is set forth in the proxy statement that accompanies this notice.

The board of directors of the Corporation has fixed the close of business on July 23rd, 2008, as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting. A complete list of the stockholders entitled to notice of and to vote at the Special Meeting will be maintained at the Corporation’s principal executive offices during ordinary business hours for a period of ten days prior to the Special Meeting. The list will be open to the examination of any stockholder for any purpose germane to the Special Meeting during this time. The stockholders list will also be produced at the time and place of the Special Meeting and will be open during the whole time thereof.

By Order of the Board of Directors,

 /s/ Gilbert Burciaga

Gilbert Burciaga, Chief Executive Officer and Director

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

NON-U.S. STOCKHOLDERS, PLEASE RETURN YOUR EXECUTED PROXY BY FAX TO INTERWEST TRANSFER, ATTN: JULIE FELIX, AT (801) 277-3147. MS. FELIX’S PHONE NUMBER IS (801) 272-9294.

IF you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf, and only upon receipt of your specific instructions. We urge you to contact the person responsible for your account today, and instruct them to execute a proxy in favor of the matters presented in the proxy statement.

ii

PROVIDENCE RESOURCES, INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

INTRODUCTION

This proxy statement is furnished by Providence Resources, Inc., in connection with the solicitation of proxies for use at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on Friday, August 29, 2008, at our offices, 5300 Bee Caves Road, Building 1, Suite 240, Austin, Texas. This proxy statement is first being mailed to stockholders on or about July 23, 2008.

Providence Resources, Inc.’s board of directors has proposed one matter to the stockholders and has solicited the proxy form attached hereto.

Unless we indicate otherwise or unless the context requires otherwise, all references in this proxy statement to “it,” “its,” or the “Corporation” are to Providence Resources, Inc., and all references to the “Special Meeting” are to the Special Meeting of Stockholders to be held on Friday, August 29, 2008.

QUESTIONS AND ANSWERS

Q.      Why did I receive this proxy statement?

A.      You received this proxy statement in connection with the Special Meeting pertaining to stockholder approval of the Corporation’s 2008 Stock Option Plan (the “Plan”).

Q.     Why is the Corporation seeking stockholder approval for the Plan?

A.      While the Plan has been adopted by the board of directors of the Corporation, the Plan requires approval by the Corporation’s stockholders before any options under the Plan may be exercised.

Q:     What happens if additional matters are presented for the Special Meeting?

A:     No other business will be acted upon at the Special Meeting.

Q.      What do I need to do now?

A.      Vote, either in person or by proxy.

Q:     What is a proxy?

A:     A proxy is your legal designation of another person to vote the stock you own. That other person is considered your proxy. If you designate someone as your proxy in a written document, that document also is called a proxy. The Corporation has designated Gilbert Burciaga, our chief executive officer and a director, to act as proxy for the Special Meeting.

1

Q:     Who may vote at the Special Meeting?

A:     You may vote your common stock if the Corporation’s records show that you owned your shares as of the close of business on July 23, 2008 (the “Record Date”). You may cast one vote for each share of common stock held by you on the matter presented. As of the Record Date, there were 60,261,118 shares of common stock issued and outstanding.

Q:     What is the voting requirement to approve the proposal?

A:     A simple majority of the quorum of outstanding shares of common stock must vote in favor for the proposal to be approved. Abstention has the same effect as a vote against the proposal.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a beneficial owner fails to give voting instructions with respect to “non-routine” matters. In tabulating the voting result for the proposal, shares that constitute broker non-votes are not considered entitled to vote on the proposal. Therefore, although broker non-votes are counted for purposes of determining a quorum, broker non-votes will not otherwise affect the outcome of any matter being voted on at the meeting.

Q:     What is the quorum requirement for the Special Meeting?

A:     A majority of the Corporation’s outstanding shares as of the Record Date must be present at the Special Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you (i) are present and vote in person at the meeting, or (ii) have properly submitted a proxy card.

Q:     How does the board of directors recommend that I vote?

A:     The board of directors recommends that you vote “FOR” the proposal.

Q:     How can I vote my shares in person at the Special Meeting?

A:     If your shares are registered directly in your name with the Corporation’s transfer agent, you are considered the “stockholder of record” with respect to those shares the proxy materials and proxy card are being sent directly to you. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. However, even if you plan to attend the Special Meeting, the board recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

Some of the Corporation’s stockholders hold their shares in street name through a stockbroker, bank, or other nominee rather than directly in their own name. In that case, you are considered the “beneficial owner” of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee, or nominee that holds your shares, giving you the right to vote those shares at the meeting. If you wish to attend the Special Meeting and vote in person, you will need to contact your broker, trustee, or nominee to obtain a legal proxy.

2

Q:     How can I vote my shares without attending the Special Meeting?

A:     Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Special Meeting by completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope or by faxing your proxy card to Interwest Transfer, attn: Julie Felix, at (801) 277-3147. Please refer to the enclosed materials for details.

Q:     What happens if I do not give specific voting instructions?

A:     If you hold shares as a record holder, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our board of directors. If you do not return a proxy and do not vote at the Special Meeting in person, your shares will not be voted.

      If you hold your shares through a broker, bank, or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on your behalf on matters to be considered at the Special Meeting.

Q:     How can I change my vote after I return my proxy card (“power of revocability”)?

A:     You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote at the meeting or specifically request in writing that your prior proxy be revoked.

Q:     Does Texas have dissenters’ rights of appraisal?

A:     Stockholders of Texas domestic corporations have no rights of dissent and appraisal under the Texas Business Corporations Act in connection with the proposal.

Q:     Is my vote confidential?

A:     Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Corporation or to third parties, except: (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which may be forwarded to the Corporation’s management.

Q:     Where can I find the voting results of the Special Meeting?

A:     The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our transfer agent and published on Form 8-K and Form 10-Q.

3

Q:     Who pays for the cost of this proxy solicitation?

A:     The solicitation was made by the Corporation and as such we will pay the costs of the solicitation of proxies (under $5,000). The Corporation may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, the Corporation’s board members, officers and employees may solicit proxies on the Corporation’s behalf, without additional compensation, personally or by telephone.

Q:     How can I obtain a copy of the Corporation’s 10-K?

A:     A copy of the Corporation’s 2007 year end report on Form 10-K may be obtained at no charge by sending a written request to the Corporation’s corporate address. The Form 10-K is also available on the Securities and Exchange Commission’s website at www.sec.gov.

Q.      Whom can I contact with questions?

A.      If you have any questions about any of the actions to be taken by the Corporation, please contact the Corporation’s chief executive officer, Gilbert Burciaga, by telephone at (512) 970-2888.

PROPOSAL

APPROVAL OF THE PROVIDENCE RESOURCES, INC. 2008 STOCK OPTION PLAN

On June 13, 2008, the board of directors approved the Corporation’s 2008 Stock Option Plan. The Corporation is now seeking stockholder approval for the Plan.

The following is a summary of the material provisions of the Plan and is qualified in its entirety by reference to the complete text of the Plan, attached to this proxy statement as Exhibit A. The summary of the Plan’s federal income tax consequences is qualified in its entirety by reference to United States income tax law.

The Plan is intended to promote the interests of Corporation by providing eligible persons with the opportunity to acquire or increase their proprietary interest in the Corporation as an incentive for them to continue their employment or service. The board of directors believes that such an incentive will help to enhance stockholder value.

The maximum number of shares of common stock that may be issued over the ten (10) year term of the Plan shall not exceed twenty five million (25,000,000) shares, two million (2,000,000) of which may be issued as incentive stock options (“ISO”) and twenty three million (23,000,000) may be issued as non-statutory stock options (“NSO”).

Employees will be eligible for ISOs and NSOs under the Plan. Non-employee members of the board of directors and consultants will be eligible for NSOs.

If stockholder approval is not obtained, no options may be exercised under the Plan. On June 13, 2008, the Corporation granted up to 16,187,500 options under the Plan, pending stockholder approval.

4

Providence Resources, Inc. 2008 Stock Option Plan
Name and position	Dollar value	Options granted
Gilbert Burciaga, CEO, CFO, PAO, and director	$1,018,765	4,650,000* (exercisable) 11,537,500** (unexercisable)
Markus Müller, director	0
Nora Coccaro, director and vice-president of corporate affairs	0
Christian Russenberger, director	0
Executive group (1 individual)	$1,018,765	4,650,000* (exercisable) 11,537,500** (unexercisable)
Non-executive officer; director group (3 individuals)	0
Non-executive officer; employee g roup (1 individual)	0
Total stock options granted	$1,018,765	4,650,000* (exercisable) 11,537,500** (unexercisable)

*     Includes 500,000 ISOs and 4,150,000 tenure NSOs.

**     Includes 1,350,000 ISOs, 1,500,000 tenure NSOs, and 8,687,500 performance NSOs.

Additional Information Regarding the Providence Resources, Inc. 2008 Stock Option Plan
Name and position	Title of securities underlying options	Amount of securities underlying options	Option exercise price	Option expiration date	Consideration received for the grant of options	Market value of underlying common stock at July 23, 2008
Gilbert Burciaga CEO, CFO, PAO and director	Common stock	16,187,500*	$0.20	June 12, 2018	Incentive, tenure and performance	$3,480,313

*     Includes 1,850,000 ISOs, 5,650,000 tenure NSOs, and 8,687,500 performance NSOs.

The board of directors shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects from time to time. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options at the time outstanding under the Plan, unless the optionee consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations, including, but not limited to, any amendment to the Plan that (i) increases the maximum aggregate number of shares that may be issued under the Plan, or (ii) changes the class of individuals eligible to receive an option under the Plan.

For federal income tax purposes, the common stock underlying the ISOs is taxed as a capital gain upon the disposition of the stock subject to a requisite holding period. The common stock underlying the NSOs is treated as ordinary income once the employee exercises the option; however, if the common stock is held after exercise, any additional gain over a requisite holding period is then generally treated as capital gain.

5

No option granted under the Plan may be exercised unless the Plan is approved by the Corporation’s stockholders. If such stockholders approval is not obtained by June 12, 2009, then all options granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

Required Vote

Approval of this proposal requires affirmative vote of a majority of the votes cast at the meeting, assuming a quorum is present. Broker non-votes are counted solely for the purpose of determining a quorum. Abstentions will have the same effect as a vote against this proposal.

Board Recommendation

THE BOARD OF DIRECTORS BELIEVES THAT IT IS IN THE BEST INTEREST OF THE CORPORATION TO INCENTIVIZE EMPLOYEES, BOARD MEMBERS, AND CONSULTANTS IN AN EFFORT TO ENHANCE STOCKHOLDER VALUE AND AS SUCH RECOMMENDS A VOTE “FOR” the adoption and approval OF THE PROVIDENCE RESOURCES, INC. 2008 STOCK OPTION PLAN

ADDITIONAL GENERAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of Providence’s 60,261,118 shares of common stock issued and outstanding as of July 23, 2008, with respect to: (i) all directors; (ii) each person known by us to be the beneficial owner of more than five percent of our common stock; and (iii) our directors and executive officers as a group.

Names and addresses of managers and beneficial owners	Title of class	Number of shares	Percent of Class
Gilbert Burciaga*, CEO, CFO, PAO, director 5300 Bee Caves Rd Bldg 1 Suite 240 Austin, Texas 78746	Common	0	0%
Markus Müller, director Bleicherweg 66, 8022 Zurich, Switzerland	Common	8,434,384	14.01%
Nora Coccaro, director 2610-1066 West Hastings St., Vancouver, BC. Canada	Common	453,520	0.75%
Christian Russenberger**, director Meierhofrain 36 8820 Wadenswil	Common	1,120,000	1.86%
Nicolas Mathys Weinberghohe 17, 6340 Baar, Switzerland	Common	3,366,670	5.59%
Officer and directors (4) as a group	Common	10,007,904	16.61%

*      Gilbert Burciaga is the owner of 4,650,000 options to purchase 4,650,000 shares at $0.20 until June 12, 2018.

**     Christian Russenberger is the owner of 1,120,000 shares held by Global Project Finance AG. He is also the owner of warrants to purchase 122,640 shares at $0.72 per share until November 7, 2009, and warrants to purchase 166,543 shares at $0.30 per share until December 1, 2010, held by CR Innovations AG.

6

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our executive officer and director Gilbert Burciaga owns stock options, our directors Markus Müller and Nora Coccaro own shares, and our director Christian Russenberger owns shares and warrants of the Corporation. They all intend to vote FOR the proposal and can generally be considered to have interests which are similar to the rest of the Corporation’s stockholders in the actions presented herein.

PROPOSALS BY SECURITY HOLDERS

None.

VOTING SECURITIES

As of July 23, 2008, there were 60,261,118 shares of the common stock and no shares of preferred stock issued and outstanding.  Each holder of common stock is entitled to one vote for each share held by such holder.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Corporation files reports, proxy statements and other information with the Commission. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms we file with the Commission have been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address for this site can be found at: www.sec.gov.

A copy of the Corporation's yearly report on Form 10-K for the fiscal year ended December 31, 2007, can be found at the Commission’s Internet site. The yearly report does not form any part of the materials for the solicitation of proxies. Copies of the yearly report will be sent to any stockholder without charge upon written request addressed to:

Providence Resources, Inc.

5300 Bee Caves Road, Building 1, Suite 240
Austin, Texas 78746

Attn: Corporate Secretary

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NON-U.S. STOCKHOLDERS, PLEASE RETURN YOUR EXECUTED PROXY BY FAX TO: INTERWEST TRANSFER, ATTN: JULIE FELIX, AT (801) 277-3147. MS. FELIX’S PHONE NUMBER IS (801) 272-9294.

7

Exhibit A

PROVIDENCE RESOURCES, INC.

2008 STOCK OPTION PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.     PURPOSE OF THE PLAN

This 2008 Stock Option Plan is intended to promote the interests of Providence Resources, Inc., a Texas corporation, by providing eligible persons who are employed by or provide services to the Corporation with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service. Options granted under this Plan may be Incentive Stock Options or Nonstatutory Stock Options.

Capitalized terms shall have the meanings assigned to such terms in Article Four of this Plan.

II.     STRUCTURE OF THE PLAN

The Plan shall be an Option Grant Program, under which eligible persons may be granted, at the discretion of the Plan Administrator, options to purchase shares of Common Stock. The options issued under this Plan are intended to be either Incentive Stock Options or Nonstatutory Stock Options exempt from Code Section 409A.

III.     ADMINISTRATION OF THE PLAN

A.     The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. Also, the Board at any time may terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B.     Within the scope of its administrative jurisdiction under the Plan, the Plan Administrator shall have full power and authority subject to the provisions of the Plan:

1.     to establish such rules as it may deem appropriate for proper administration of the Plan, to make all factual determinations, to construe and interpret the provisions of the Plan and the Awards thereunder and to resolve any and all ambiguities thereunder;

2.     to determine, with respect to Awards made under the Option Grant Program, which eligible persons are to receive such Awards, the time or times when such Awards are to be made, the number of shares to be covered by such Awards, the vesting schedule (if any) applicable to such Awards, the status of a granted option as either an Incentive Stock Option or a Nonstatutory Stock Option, and the maximum term for which each option is to remain outstanding;

3.     to amend, modify or cancel any outstanding Awards with the consent of the holder or accelerate the vesting of such Awards; and

4.     to take such other discretionary actions as permitted under applicable law and pursuant to the terms of the Plan.

Exhibit A

C.     The Plan Administrator shall have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to construe, to make such determinations under, and to issue such interpretations of, the terms, restrictions and provisions of the Plan and any outstanding options issued thereunder as it may deem necessary or advisable. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or any agreements relating to option grants or stock issued thereunder. Decisions of each Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan or any option issued thereunder.

IV.     ELIGIBILITY

A.     The persons eligible to participate in the Plan are as follows:

1.     Employees;

2.     Non-employee members of the Board or the board of directors of any Parent or Subsidiary; and

3.     Consultants.

B.     Only Employees shall be eligible for Incentive Stock Options under this Plan.

C.     The Board shall have the sole and absolute discretion to select Employees and other individuals who will be granted options in accordance with this Plan.

V.     STOCK SUBJECT TO THE PLAN

A.     The stock that may be issued under the Plan shall be shares of authorized but unissued or reacquired Common Stock of the Corporation. The total number of shares of Common Stock that may be issued over the term of the Plan shall not exceed Twenty Five Million (25,000,000) shares. The aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options over the term of the Plan is Two Million (2,000,000). The remaining Twenty Three Million (23,000,000) shares of Common Stock may be issued as Nonstatutory Stock Options.

B.     The shares of Common Stock purchasable under the Plan as Incentive Stock Options can be supplied to the Plan through acquisitions of Common Stock on the open market, shares purchased under the Plan through Incentive Stock Options and forfeited back to the Plan, shares surrendered in payment of the exercise price of an Incentive Stock Option, and shares withheld from the exercise of an Incentive Stock Option for payment of applicable employment taxes and/or Federal income tax withholding obligations, in addition to newly issued shares of Common Stock.

ARTICLE TWO

OPTION GRANT PROGRAM

I.     OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. In addition, each document evidencing an Incentive Stock Option shall be subject to the provisions of the Plan applicable to such options.

Exhibit A

A.     Exercise Price.

1.     The exercise price per share shall be established by the Plan Administrator and shall be equal to or greater than the Fair Market Value per share of Common Stock on the option grant date.

2.     The exercise price shall become due immediately upon exercise of the option and, subject to the provisions of Section I of Article Three and the documents evidencing the option, shall be payable in cash or check made payable to the Corporation. If the Common Stock is registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

(i)     in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(ii)     to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee concurrently shall provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.     Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.     Cessation of Service.

The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

1.     Upon the Optionee’s cessation of Service for any reason, the Optionee’s option shall terminate immediately and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise at that time vested (after taking into account any vesting acceleration provisions tied to the Optionee’s cessation of Service under this Plan, any option agreement or any other written agreement between an Optionee and the Corporation); provided, however, should Optionee’s Service be terminated for Misconduct, then notwithstanding anything to the contrary herein, all outstanding options with respect to all unvested shares at the date of such termination held by the Optionee shall terminate immediately and cease to remain outstanding.

Exhibit A

2.     Should the Optionee cease to remain in Service for any reason other than death or Disability, except as otherwise provided under an option agreement or any other written agreement between the Optionee and the Corporation, the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding vested option held by such Optionee and not terminated or cancelled under subparagraph (1) above.

3.     Should the Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding vested option held by the Optionee and not terminated or cancelled under subparagraph (1) above.

4.     If, while holding an outstanding vested option, the Optionee’s Service terminates by reason of the Optionee’s death, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance shall have a period of twelve (12) months following the date of the Optionee’s death to exercise such option.

5.     During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service, plus any additional option shares for which vesting is accelerated due to such cessation of Service pursuant to the terms of the applicable option agreement or any other written agreement between an Optionee and the Corporation.

6.     Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. Under no circumstances shall any such option be exercisable after the specified expiration of the option term.

D.     Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price, and become the recordholder of the purchased shares.

E. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Stock Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, at the discretion of the Plan Administrator and in connection with the Optionee’s estate plan, a Nonstatutory Stock Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may be exercised only by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.     INCENTIVE STOCK OPTIONS

The terms specified below shall be applicable to all Incentive Stock Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two, Three and Four shall be applicable to Incentive Stock Options. Options that are specifically designated as Nonstatutory Stock Options when issued under the Plan shall not be subject to the terms of this Section II.

Exhibit A

A.     Eligibility.Incentive Stock Options may be granted only to Employees.

B.     Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C.     Dollar Limitation. During any one (1) calendar year, the aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may become exercisable for the first time as Incentive Stock Options shall not exceed One Hundred Thousand Dollars ($100,000). To the extent such Employee holds two (2) or more options that become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such options were granted.

D.     10% Shareholder. If any Employee is a 10% Shareholder on the date that an Incentive Stock Option is granted, then (i) the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date and (ii) the option term shall not exceed five (5) years measured from the option grant date.

III.     CORPORATE TRANSACTION

A.     In the event of any Corporate Transaction and except as otherwise provided in an option agreement, each outstanding option that is not fully vested automatically shall accelerate so that immediately prior to the effective date of the Corporate Transaction, all shares subject to the option automatically shall vest and each such option shall become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is assumed in connection with the Corporate Transaction, otherwise continued in full force and effect by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the financial spread existing between the exercise price on the option grant date and the Fair Market Value of the shares subject to the option on the effective date of the Corporate Transaction and provides for subsequent payout in accordance with the vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clauses (i) and (ii) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B.     Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Corporate Transaction.

Exhibit A

C.     Each option that is assumed, otherwise continued in full force and effect, or replaced with a comparable option in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities that would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. Notwithstanding anything herein to the contrary, any adjustments made to an Incentive Stock Option shall comply with the requirements of Section 424 of the Code and related rules and regulations, so that such option shall continue to qualify as an Incentive Stock Option, and not a Nonstatutory Stock Option or new Incentive Stock Option.

D.     In the event an Optionee’s Service should terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of a Corporate Transaction, the Plan Administrator shall have the discretion, exercisable at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options that do not otherwise accelerate at that time, as described in Section III.A. of this Article Two. Any options so accelerated shall remain exercisable until the earlier of (i) the expiration of the option term, or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination.

E.     Upon the occurrence of a Corporate Transaction, the Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options, as described in Section III.A. of this Article Two whether or not those options are to be assumed or replaced in the Corporate Transaction.

F.     The portion of any Incentive Stock Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation (as described in Section II.C. of this Article Two) is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Stock Option under the Federal income tax laws.

G.     The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.      CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Option Grant Program and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

Exhibit A

ARTICLE THREE

MISCELLANEOUS

I.     EFFECTIVE DATE AND TERM OF THE PLAN

A.     The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, until the Plan is approved by the Corporation’s shareholders. If such shareholder approval is not obtained within twelve (12) months before or after the date of the Board’s adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B.     In its discretion, the Board may terminate the Plan at any time with respect to any shares of Common Stock for which Incentive Stock Options or Nonstatutory Stock Options have not been granted.

C.     The Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Plan is adopted by the Board or approved by the shareholders, whichever is earlier, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options, except as otherwise provided herein or in any agreements related to such stock options.

II.     AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects from time to time. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations, including, but not limited to, any amendment to the Plan that (i) increases the maximum aggregate number of shares that may be issued under the Plan or (ii) changes the class of individuals eligible to receive an option under the Plan.

III.     USE OF PROCEEDS

Any cash proceeds received by the Corporation from the issuance of shares of Common Stock under the Plan shall be used for general corporate purposes.

IV.     WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

Exhibit A

V.     REGULATORY APPROVALS

The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock upon the exercise of any option shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under the Plan and the shares of Common Stock issued pursuant to the Plan.

VI.     SHARE LEGENDS

In addition to any other legends that the Board determines, in its discretion, are necessary or appropriate, the Corporation shall cause the legends set forth below, or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the shares of Common Stock issued under the Option Grant Program, together with any other legends that may be required by the Corporation or by state or federal securities laws:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares or an exemption from the registration requirements of said act that is then applicable to the shares, as to which a prior opinion of counsel acceptable to the issuer or transfer agent may be required.

VII.     NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon an Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each.

VIII.     UNFUNDED PLAN

The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to insure any payments under this Plan.

IX.     NO RESTRICTION ON CORPORATE ACTION

Nothing contained in the Plan shall be construed to prevent the Corporation (or any Parent or Subsidiary) from taking any corporate action that is deemed by the Corporation (or such Parent or Subsidiary) to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option under the Plan. No Employee, Consultant, Board member, beneficiary, or other person shall have any claim against the Corporation or any Parent or Subsidiary as a result of any such action.

X.     GOVERNING LAW

The Plan shall be construed in accordance with the laws of Texas.

Exhibit A

ARTICLE FOUR

DEFINITIONS

The following definitions shall be in effect under the Plan:

A.     “Applicable Laws” shall mean the requirements for equity compensation plans and Awards under federal securities laws, the Code, applicable state corporate and securities laws, and the rules of any applicable stock exchange or national market system applicable to Awards.

B.     “Award” shall mean the determination to make one or more grants under the Plan.

C.     “Board” shall mean the Corporation’s board of directors.

D.     “Code” shall mean, the Internal Revenue Code of 1986, as amended.

E.     “Committee” shall mean a committee of one (1) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

F.     “Common Stock” shall mean the Corporation’s voting common stock.

G.     “Consultant” shall mean any person who is not an Employee and who is providing services to the Company (or any Parent or Subsidiary) as an advisor, consultant, or non-common law employee.

H.     “Corporate Transaction” shall mean the occurrence in a single transaction or a series of related transactions, of any one or more of the following: (i) a sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries; (ii) a sale or other disposition of more than fifty percent (50%) of the outstanding stock of the Corporation; (iii) the consummation of a merger, consolidation or similar transaction after which the Corporation is not the surviving corporation; (iv) the consummation of a merger, consolidation , or similar transaction after which the Corporation is the surviving corporation but the shares outstanding immediately preceding the merger, consolidation, or similar transaction are converted or exchanged by reason of the transaction into other stock, property or cash; (v) a distribution by the Corporation (excluding an ordinary dividend or a stock split or stock dividend described in Treasury Regulation section 1.424-1(e)(4)(iv).

I.     “Corporation” shall mean Providence Resources, Inc., a Texas corporation and any corporate successor to all or substantially all of the assets or voting stock of Providence Resources, Inc., which shall by appropriate action adopt the Plan.

Exhibit A

J.     “Disability” shall mean any physical or mental impairment that has lasted for a minimum of 2 months and that (i) can be expected to last for an additional period of not less than 10 months and (ii) prevents an Employee from engaging in such Employee's regular duties in furtherance of the business of the Corporation. Upon request by the Plan Administrator, a disabled Employee shall promptly submit a physician's statement attesting to or disclaiming the existence of such disability and shall promptly submit any other information or records deemed necessary by the Plan Administrator in this regard. The Plan Administrator shall have the right to require an examination of the disabled Employee by his medical examiner or physician, at the Corporation's expense. If there is disagreement as to whether an Employee is disabled, then determination of whether such disability exists shall be made by a physician mutually agreed upon by the physicians previously selected by the disabled Employee and the Plan Administrator. The decision of the physician appointed under the provisions of this Article shall be final and binding on the Corporation and the Employee.

K.     “Employee” shall mean an individual who is a common law employee of the Corporation (or any Parent or Subsidiary), except any employees excluded in writing by the Plan Administrator. For example, the Plan Administrator, in its discretion, may exclude from eligibility under this Plan any individuals who provide services to the Corporation (or any Parent or Subsidiary) through a labor contractor, staffing firm, temporary employment firm or agency or other third party, regardless of whether such employees are common law employees of the Corporation.

L.     “Exercise Date” shall mean the date on which the Corporation shall have received written notice of the option exercise.

M.     “Fair Market Value” shall mean, as of any date, the fair market value of a Share determined as follows:

1.     When there is a public market for the Shares, the Fair Market Value shall be determined by the closing price for a Share on the market trading day on the date of determination (and if a closing price was not reported on that date , then the arithmetic mean of the closing bid and asked prices at the close of the market on that date, and if these prices were not reported on that date, then the closing price on the last trading date on which a closing price was reported) on the stock exchange or national market system that is the primary market for the Shares; or

2.     If the Plan Administrator, in its sole discretion, determines that the foregoing methods do not apply or produce a reasonable valuation, then Fair Market Value shall be determined by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) as of a date within twelve (12) months before the date of the transaction for which the appraisal is used, e.g., the date of the grant of the Award (the “Appraisal”). If the Plan Administrator, in its sole discretion determines that he Appraisal does not reflect information available after the date of the Appraisal that may materially affect the value of the Shares, then Fair Market Value shall be determined by a new Appraisal.

N.     “Incentive Stock Option” shall mean an option that satisfies the requirements of Section 422 of the Code.

O.     “Involuntary Termination” shall mean the termination of the Service of any individual that occurs by reason of any of the following:

Exhibit A

1.     such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct or termination without cause upon thirty (30) days written notice solely in the event the Corporation abandons further exploration, development and production efforts on the Cole/Carson leases located in Val Verde County, Texas; or

2.     an individual’s voluntary resignation (a) following (i) a change in the individual’s position with the Corporation (or Parent or Subsidiary employing the individual) that materially reduces the individual’s duties and responsibilities or the level of management to which the individual reports, (ii) a reduction in an individual’s level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%), or (iii) a relocation of an individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent, or (b) an individual’s resignation for “good reason.” For purposes of this Plan, the term “good reason” shall be defined as provided in any written employment agreement between the individual and the Corporation.

P.     “Misconduct” shall mean a determination by the Corporation, pursuant to the procedures of any employment agreement between the Corporation and an Optionee, that an Optionee has: (1) materially failed, neglected or refused to perform the duties, responsibilities or obligations specifically described in or assigned to him or her under any employment agreement between the Optionee and the Corporation; (2) engaged in a willful or intentional act that has the effect of substantially injuring the reputation or business of the Corporation or any of its affiliates and any of their respective affiliates; (3) used illegal drugs or engaged in repeated drunkenness; (4) been the subject of a plea of nolo contendre, admission of guilt or conviction by a court of competent jurisdiction for the commission of (i) a felony or (ii) a misdemeanor involving moral turpitude; (5) engaged in an act of fraud or embezzlement or material dishonesty against the Corporation or any other person or entity; (6) excessive unexcused absences from work not related to a disability; (7) engaged in other violations of employment policies adopted by the Corporation that provide for the orderly administration of the workplace; or (8) during the term of any employment, materially violated any obligations not to disclose confidential information of the Corporation

Q.     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

R.     “Nonstatutory Stock Option” shall mean an option not intended to satisfy the requirements of Section 422 of the Code.

S.     “Option Grant Program” shall mean the option grant program in effect under the Plan.

T.     “Optionee” shall mean any person to whom an option is granted under the Option Grant Program.

U.     “Parent” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation), owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V.     “Plan” shall mean the Providence Resources, Inc. 2008 Stock Option Plan, as set forth in this document.

Exhibit A

W.     “Plan Administrator” shall mean either the Board or the Committee, to the extent the Committee at the time is responsible for the administration of the Plan.

X.     “Service” shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the Board, or a Consultant, except to the extent otherwise specifically provided in the documents evidencing the option grant.

Y.     “Share” shall mean a share of Common Stock.

Z.     “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain, at the time of the determination, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AA.     “10% Shareholder” shall mean the owner of stock (as determined under Section 424(d)) of the Code possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

Exhibit A

PROVIDENCE RESOURCES, INC.

Special Meeting of Stockholders – August 29, 2008

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Providence Resources, Inc., does hereby nominate, constitute and appoint Gilbert Burciaga, the true and lawful proxy, agent, and attorney of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned at the close of business on July 23, 2008 at the Special Meeting of Stockholders to be held on Friday, August 29, 2008, at said corporation’s offices, 5300 Bee Caves Road, Building 1, Suite 240, Austin, Texas, at 10:00 a.m., local time, or at any adjournment or postponement thereof, with all of the powers which would be possessed by the undersigned if personally present.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

☒ Please mark votes as in this example.

PROPOSAL Adoption and approval of Providence Resources, Inc.’s 2008 Stock Option Plan FOR AGAINST ABSTAIN ☐ ☐ ☐	`

NOTE: Please print and sign name exactly as your name (or names) appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature ______________________
Print _______________________
Date _______________________

Signature _______________________
Print _______________________
Date _______________________

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED. NON-U.S. STOCKHOLDERS SHOULD RETURN THIS PROXY BY FAX TO: INTERWEST TRANSFER, ATTN: JULIE FELIX, AT (801) 277-3147. MS. FELIX’S PHONE NUMBER IS (801) 272-9294.